UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road Sunnyvale, California 94086 (Address of principal executive offices) (zip code) Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 12, 2016, the Board of Directors (the “Board”) of Intuitive Surgical, Inc. (the “Company”) adopted an amendment and restatement of Company’s amended and restated bylaws (the “Bylaws”) to implement additional proxy access. Article III, Section 5(e) has been added to permit a stockholder, or group of up to 20 stockholders, owning 3% or more of Company’s common stock continuously for at least three years to nominate and include in Company’s proxy materials for an annual meeting of stockholders, director candidates constituting up to 25% of the Board, provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Bylaws.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this report on Form 8-K and incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

On December 12, 2016, the Board increased the authorized amount available under the Company’s share repurchase program to $3.0 billion. A copy of Company’s press release announcing the increase in the share repurchase program is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including information incorporated herein by reference, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Document Description
3.1	Amended and Restated Bylaws of Intuitive Surgical, Inc., as amended and restated on December 12, 2016.
The following exhibit is furnished with this report on Form 8-K:
99.1	Press release issued by Intuitive Surgical, Inc., dated December 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: December 13, 2016	By:	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Intuitive Surgical, Inc., as amended and restated on December 12, 2016.
99.1	Press release issued by Intuitive Surgical, Inc., dated December 13, 2016.